Exhibit 4.199

MASTER CONSENT AGREEMENT DATED AS OF MAY 8, 2008

WHEREAS, Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) and DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), desire to enter into the following amendments and amendments and restatements to the following agreements in connection with their asset-backed fleet financing program (such agreements, collectively, the “Amended Transaction Documents”):

a)         Amendment No. 2 to the Second Amended and Restated Series 1998-1 Supplement (the “Series 1998-1 Supplement”), dated as of May 8, 2008, among RCFC, DTG Operations, DTAG, Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee and Enhancement Agent (the “Trustee”), Deutsche Bank Trust Company Americas, as the Series 1998-1 Letter of Credit Provider (“DBTCA” or the “Series 1998-1 Letter of Credit Provider”) and Dollar Thrifty Funding Corp., an Oklahoma corporation, as the sole Series 1998-1 Noteholder (“DTFC”);

b)        Amendment No. 2 to the Amended and Restated Series 2000-1 Supplement (the “Series 2000-1 Supplement”), dated as of May 8, 2008, among RCFC, DTG Operations, DTAG, the Trustee, Deutsche Bank Trust Company Americas, as the Series 2000-1 Letter of Credit Provider, The Bank of Nova Scotia, in its capacity as Managing Agent and as a Series 2000-1 Noteholder, JPMorgan Chase Bank, N.A., in its capacity as Managing Agent and as a Series 2000-1 Noteholder and Deutsche Bank AG, New York Branch, in its capacity as Managing Agent and as a Series 2000-1 Noteholder; and

c)         Amendment No. 2 to the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group II) (the “Master Lease”), dated as of May 8, 2008, among RCFC, as Lessor, DTG Operations, as Lessee and Servicer, and those subsidiaries of DTAG from time to time becoming Lessees and Servicers thereunder and DTAG, as Guarantor and Master Servicer.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (the “Base Indenture”), the Series 1998-1 Supplement or the Series 2000-1 Supplement.

WHEREAS, pursuant to Sections 11.1 and 11.2 of the Base Indenture, and similar operative amendment provisions of the Related Documents for the Series 1998-1 Notes and Series 2000-1 Notes, RCFC, DTAG, and DTG Operations desire to obtain the consent of the undersigned parties to enter into the Amended Transaction Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged,

(a)       Each of the undersigned parties to one or more of the Related Documents with respect to the Series 1998-1 Notes and Series 2000-1 Notes issued under the Base Indenture, does hereby irrevocably and unconditionally consent to the execution, delivery and performance by each of the parties thereto, of each of the Amended Transaction Documents to the extent that the consent of the undersigned is required; and

(b)       Pursuant to Section 8.5 of the Base Indenture, Section 5.2 of the Series 1998-1 Supplement, Section 5.2 of the Series 2000-1 Supplement and Section 22 of the Master Lease, each of the undersigned parties to one or more of the Related Documents with respect to the Series 1998-1 Notes and the Series 2000-1 Notes issued under the Base Indenture hereby waives (i) DTAG’s failure, prior to the date hereof, to satisfy the conditions set forth in Section 24.14(b) of the Master Lease (as such Section 24.14(b) was in effect prior to the date hereof and the effectiveness of the Amended Transaction Documents) that require DTAG at all times to maintain a minimum Net Worth in accordance with the terms of such Section 24.14(b) which failure resulted from non-cash charges arising from all goodwill and other intangible asset impairments in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, and any related income tax effects, and (ii) any Potential Lease Event of Default or Lease Event of Default under Section 17.1.3 of the Master Lease and related Potential Amortization Event or Amortization Event under Section 8.1(e) of the Base Indenture, Section 5.1(f) of the Series 2000-1 Supplement and Section 5.1(g) of the Series 1998-1 Series Supplement, as applicable, in each case caused solely by the failure, prior to the date hereof, to satisfy the minimum Net Worth covenant set forth in Section 24.14(b) of the Master Lease (as such Section 24.14(b) was in effect prior to the date hereof and the effectiveness of the Amended Transaction Documents) which failure resulted from non-cash charges arising from all goodwill and other intangible asset impairments in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, and any related income tax effects; provided that, the waiver set forth in this clause (b) shall be limited precisely as written and relate solely to the waiver of the provisions of the Master Lease, the Base Indenture, the Series 1998-1 Supplement and the Series 2000-1 Supplement in the manner and to the extent described or referred to in this clause (b), and nothing in this Master Consent shall be deemed to (i) constitute a waiver of compliance by RCFC, DTAG or DTG Operations in any other instance (including, without limitation, compliance with Section 24.14(b) of the Master Lease after the date hereof and the effectiveness of the Amended Transaction Documents) or with respect to any other term, provision or condition of the Series 1998-1 Supplement, the Series 2000-1 Supplement, the Base Indenture, the Master Lease or any other Related Document or any other instrument or agreement referred to in the Series 1998-1 Supplement, the Series 2000-1 Supplement, the Base Indenture or the Master Lease or (ii) prejudice any right or remedy that the Trustee or any of the Noteholders may now have or may have in the future under or in connection with the Series 1998-1 Supplement, the Series 2000-1 Supplement, the Base Indenture, the Master Lease or any other Related Document or any other instrument or agreement referred to in the Series 1998-1 Supplement, the Series 2000-1 Supplement, the Base Indenture, the Master Lease or any other Related Document.

            IN WITNESS WHEREOF, each of the parties has caused this Master Consent to be duly executed as of the day and year first written above.

RENTAL CAR FINANCE CORP., as Issuer, Lessor, Financing Source and Beneficiary

By	_______________________________________

Pamela S. Peck

Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer and Guarantor

By	_______________________________________

Pamela S. Peck

Vice President and Treasurer

DTG OPERATIONS, INC., as Lessee, Servicer and Lessee Grantor

By	_______________________________________

Pamela S. Peck

Treasurer

DOLLAR THRIFTY FUNDING CORP., as Series 1998-1 Noteholder

By	_______________________________________

Pamela S. Peck

Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Beneficiary and Enhancement Agent

By	_______________________________________

Name:

Title:

By	_______________________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Master Collateral Agent and as Collateral Agent

By	_______________________________________

Name:

Title:

By	_______________________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series 1998-1 Letter of Credit Provider and Series 2000-1 Letter of Credit Provider

By	_______________________________________

Name:

Title:

By	_______________________________________

Name:

Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as managing agent, conduit facility bank and committed purchaser

By	_______________________________________

Name:

Title:

By	_______________________________________

Name:

Title:

Purchaser Percentage: As set forth on Exhibit C to Amendment No. 13 to Note Purchase Agreement, dated as of the date hereof

JPMORGAN CHASE BANK, N.A., as managing agent and conduit facility bank

By	_______________________________________

Name:

Title:

Purchaser Percentage: As set forth on Exhibit C to Amendment No. 13 to Note Purchase Agreement, dated as of the date hereof

JPMORGAN CHASE BANK, N.A., as liquidity lender

By	_______________________________________

Name:

Title:

Liquidity Commitment:  $77,500,000

THE BANK OF NOVA SCOTIA, as managing agent and conduit facility bank

By	_______________________________________

Name:

Title:

Purchaser Percentage: As set forth on Exhibit C to Amendment No. 13 to Note Purchase Agreement, dated as of the date hereof

THE BANK OF NOVA SCOTIA, as liquidity lender

By	_______________________________________

Name:

Title:

Liquidity Commitment:   $25,000,000

CREDIT SUISSE, ACTING THROUGH ITS

NEW YORK BRANCH, as liquidity agent and liquidity lender

By	_______________________________________

Name:

Title:

By	_______________________________________

Name:

Title:

Liquidity Commitment:   $62,500,000

BANK OF MONTREAL, as liquidity lender

By	_______________________________________

Name:

Title:

Liquidity Commitment:   $42,500,000

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as liquidity lender

By	_______________________________________

Name:

Title:

Liquidity Commitment:   $10,000,000

COMERICA BANK, as liquidity lender

By	_______________________________________

Name:

Title:

Liquidity Commitment:   $15,000,000

CREDIT INDUSTRIEL ET COMMERCIAL, as liquidity lender

By	_______________________________________

Name:

Title:

By	_______________________________________

Name:

Title:

Liquidity Commitment:   $35,000,000

WELLS FARGO BANK, N.A., as liquidity lender

By	_______________________________________

Name:

Title:

Liquidity Commitment:   $10,000,000